Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Douglas L. Kennedy and Jeffrey J. Carfora, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 of Peapack-Gladstone Financial Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Douglas L. Kennedy	Chief Executive Officer and Director	March 15, 2013
Douglas L. Kennedy
/s/ Jeffrey J. Carfora	Executive Vice President and Chief Financial Officer	March 15, 2013
Jeffrey J. Carfora	(Principal Financial Officer and Principal Accounting Officer)
/s/ Frank A. Kissel	Chairman of the Board	March 15, 2013
Frank A. Kissel
/s/ Finn M.W. Caspersen, Jr.	Director, General Counsel	March 15, 2013
Finn M.W. Caspersen, Jr.
/s/ Anthony J. Consi II	Director	March 15, 2013
Anthony J. Consi II
/s/ Edward A. Gramigna	Director	March 15, 2013
Edward A. Gramigna
/s/ John D. Kissel	Director	March 15, 2013
John D. Kissel
/s/ James R. Lamb	Director	March 15, 2013
James R. Lamb
/s/ Edward A. Merton	Director	March 15, 2013
Edward A. Merton
/s/ F. Duffield Meyercord	Director	March 15, 2013
F. Duffield Meyercord
/s/ John R. Mulcahy	Director	March 15, 2013
John R. Mulcahy
/s/ Philip W. Smith III	Director	March 15, 2013
Philip W. Smith III
/s/ Craig C. Spengeman	Director, President of PGB Trust and Investments	March 15, 2013
Craig C. Spengeman
/s/ Beth Welsh	Director	March 15, 2013
Beth Welsh

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